Exhibit 99.3

Pro Forma Financial Data

The following tables present selected unaudited pro forma financial data relating to Summit and the acquisition of Concord Bank (Concord). The pro forma financial information does not purport to be indicative of the operating results or financial position that would have actually occurred or existed if the transactions had occurred on the dates indicated, nor is it indicative of our future operating results or our financial position. The pro forma adjustments are based on the information and assumptions available at the date of this filing.

The following unaudited consolidated balance sheet data is presented:

•	on an actual basis;
•	on a pro forma as adjusted basis to give effect to the acquisition of Concord as if it occurred on December 31, 2005.

	As of December 31, 2005
	Actual	Concord	Adjustments		Pro Forma As Adjusted
	(Dollar amounts in thousands except per share data)
Balance Sheet Data:

Assets
Cash & due from banks	$18,194	$595			$18,789
Interest bearing deposits	581	—			581
Federal funds sold	—	3,550			3,550

Cash and cash equivalents	18,775	4,145			22,920

Investment securities available for sale	106,416	7,255			113,671
Investment securities held to maturity	15,756	—			15,756
Other investments	3,015	—			3,015
Loans	357,986	97,028			455,014
Allowance for Loan Losses	4,555	1,100			5,655

Net Loans	353,431	95,928			449,359
Customer acceptances	3,769	—			3,769
Deferred Income Taxes	3,448	—			3,448
Other real estate owned	—	—			—
BOLI Investment	7,939	—			7,939
Premises and equipment, net	4,606	7,155	2,826	(2)	14,587
Core Deposit Intangible	—	—	1,490	(3)	1,490
Goodwill	1,530	—	7,767	(4)	9,297
Other assets	7,237	1,561			8,798

Total assets	$525,922	$116,044	$12,083		$654,049

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing demand	$108,600	$6,598			$115,198
Interest-bearing:
Demand	84,032	7,497			91,529
Savings	10,543	730			11,273
Time	235,057	87,897			322,954

Total Deposits	438,232	102,722			540,954
Other borrowed funds	8,717	—	23,762	(1)	32,479
Federal Home Loan Bank advances	20,000	—			20,000
Acceptances outstanding	3,769	—			3,769
Long-term debentures	12,000				12,000
Other liabilities	6,565	1,643			8,208

Total liabilities	$489,283	$104,365	$23,762		$617,410
Stockholders’ equity
Common stock	57	3,100	(3,100)		57
Additional paid in capital	17,504	3,973	(3,973)		17,504
Accumulated other comprehensive loss	(1,991)	(171)	171		(1,991)
Retained earnings	21,069	4,777	(4,777)		21,069

Total Stockholders’ Equity	36,639	11,679	(11,679)		36,639

Total liabilities and stockholders’ equity	$525,922	$116,044	$12,083		$654,049

Book value per share	$6.43	$18.84			$6.43

Footnotes:

(1)	Reflects $23,700 cash price plus $62 merger related expenses.
(2)	Reflects adjustments of $1,792 for Land plus $1,034 for Building to write up assets acquired to fair value.
(3)	Reflects Core deposit intangible premium of 7.56% of core deposits acquired.
(4)	Represents excess of cost over fair value of net assets acquired.

The following unaudited pro forma combined income statement data assumes the acquisition of Concord for a cash purchase price of $23.7 million plus acquisition costs of $62,000, using the purchase method of accounting, and as if the acquisition had occurred on January 1, 2005. This pro forma data does not reflect any cost savings or revenue enhancements that may be achieved or realized as a result of the Concord acquisition.

	For the year ended December 31, 2005
	Summit	Concord	Adjustments		Combined
	(Dollar amounts in thousands except per share data)
Income Statement Data:

Interest Income:
Interest on IB deposits	37	—			37
Interest on funds sold	167	109			276
Interest on investment securities	5,802	357			6,159
Interest on loans	24,358	7,219			31,577
Fees on loans	897	34			931

Total interest income	31,261	7,719	—		38,980

Interest Expense:
NOW	64	16			80
MMDA	927	64			991
Savings	100	4			104
CDs	7,037	2,725			9,762
Fed funds purch/Overnight Repo’s	495	—	713	(1)	1,208
Borrowed Funds	1,651	17			1,668

Total interest expense	10,274	2,826	713		13,813

Net interest income before provision	20,987	4,893	(713)		25,167
Provision for loan loss	539	100			639

Net interest income after provision	20,448	4,793	(713)		24,528

Other Income:
Service chgs on dep accts	1,360	106			1,466
Other Income	203	290			493
Increase in CSV of BOLI	461	—			461
Servicing Income	97	—			97
Miscellaneous fees	284	—			284
International fee income	1,511	—			1,511
Change in FV of Interest Rate floor	(88)	—			(88)
Gain on sale investment/OREO	91	—			91
Gain/Loss on LIHP	(286)	—			(286)

Total other income	3,633	396	—		4,029

Other Expenses:
Salaries and employee benefits	8,003	2,212			10,215
Net occupancy	1,698	123	29	(2)	1,850
Equipment	1,359	271			1,630
Other expenses	4,523	1,242			5,765
Core deposit intangible amortization	—	—	251	(3)	251

Total other expenses	15,583	3,848	280		19,711

Income before income taxes	8,498	1,341	(993)		8,846
Provision for Income Taxes	2,386	460	(372	)(4)	2,474

Net Income	$6,112	$881	$(621)		$6,372

Basic and diluted earnings per share	$1.07	—	—		$1.12

Footnotes:

(1)	Reflects additional interest expense of Federal Funds purchased assumed to be used to fund acquisition at an average rate of 3.0%.
(2)	Reflects additional depreciation for the $1.03 million write-up for the acquired building over 36 years.
(3)	Reflects amortization of the $1.49 million of core deposit intangibles over 10 years.
(4)	Reflects assumed tax rate of 37.5%.